UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 27, 2017
PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
In June 2017, in connection with the acquisition by Public Sector Pension Investment Board (“PSP Investments”) of shares of the Company’s outstanding Class A common stock from a selling shareholder, the seller had assigned to PSP Investments such seller’s existing piggyback registration rights with respect to such shares under the registration rights agreement between such seller and the Company.
On October 27, 2017, the Company agreed to extend such piggyback registration rights to the 641,025 shares of the Company’s Class A common stock (approximately $15 million of shares) that PSP Investments purchased in the Company’s recent public offering which closed on October 23, 2017.
Item 9.01. Financial Statements and Exhibits.
d. Exhibits

Exhibit Number	Description
10.1	Registration Rights Agreement (Side Letter) among PSP Investments and the Company dated as of October 27, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 30, 2017

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name: Kim H. Liou
Title: Secretary